Exhibit 10.5

Technology License Transfer Contract of 1.5MW

Commissioned Wind Turbine Blades

Contract No.: MY-FD091116

Content: Technology License Transfer Contract of 1.5MW Commissioned Wind Turbine Blades

Location: Zhongshan, Guangdong

Date: November 16, 2009

Party A: Zhongshan Ming Yang Electrical Appliance CO., Ltd.

Address: Daling Administration District, the District of Torch Hi-tech Industrial Development Zone, Zhongshan, Guangdong

Postal code: 528437

Bank of deposit: China Agricultural Bank, Sub-branch of Torch Hi-tech Industrial Development Zone

Account: 44-319101040004287

Phone: 0760-85313262

Fax: 0760-85313162

Party B: Guangdong Ming Yang Wind Power Technology Co., Ltd.

Address: Mingyang Industrial Park, Shabian Village, the District of Torch Hi-tech Industrial Development Zone, Zhongshan, Guangdong

Postal code: 528437

Bank of deposit: China Agricultural Bank, Sub-branch of Torch Hi-tech Industrial Development Zone

Account: 44-319101040008866

Phone: 0760-88587837

Fax: 0760-88587766

WHEREAS:

1.	Party A entered into and signed with the German company Aerodyn Energiesysteme GmbH on June 30, 2007 the Technology License Transfer Contract of 1.5MW Commissioned Wind Turbine Blades, which has been registered and recorded by the Department of Foreign Trade and Economic Co-operation of Guangdong Province on September 25, 2007 and hereinafter called Blade Technology License Contract, and under which Aerodyn licenses Party A or its related companies to use its technology to manufacture and utilize “two kinds of aeroBlade1.5 blades (in different lengths)” which is hereinafter called “Blade Technology License”.

2.	Party A has the rights to produce, use and sale blade technology under the license contract. Party A agrees to transfer to Party B the license right of blade technology under the Technology License Transfer Contract of 1.5MW Commissioned Wind Turbine Blades which it signed with German Aerodyn Energiesysteme GmbH. Party B and its exclusive blade company have been fully acknowledged such real situation and circumstance of blade technology license as mentioned above and accept the transference.

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Under the relevant regulations in the Contract Law, Party A and Party B, through friendly consultations, agree on Party A’s transference of blade technology license to Party B, and hereby sign and obey this contract.

Article 1 Rights Transference

Party A agrees to transfer all of its rights and obligations under the Blade Technology License Contract to Party B hereunder. Party B agrees to accept all the rights and obligations under the Blade Technology License Contract hereunder. Blade technology license materials are subject to the attachment technology material of the Blade Technology License Contract with technology already released to such persons as Zhang Changzeng.

Article 2 Material Delivery

Party A agrees to deliver all the documents, reports, blueprints, data, information and other material of Blade Technology License Contract to Party B and its exclusive blade company in the following ways:

Time of delivery: within 30 days since the Contract becomes effective

Place of delivery: Party A’s domicile

Article 3

The Usage and Transference of Blade Technology before the Contract Becomes Effective are as follows:

Party A has neither licensed others to use the technology nor transferred it to others before the Contract becomes effective.

Article 4 Fee of Technology Transference and Mode of Payment

Party A and Party B agree under the Contract the total fee of blade technology license transference is RMB4,800,000.00 (approximately EUR475,000.00), and shall be paid in the form and time as follows:

(1)	pay RMB2000,000.00 with one week since the Contract becomes effective;

(2)	pay off the balance within one week after the delivery of technology materials, or

(3)	pay in full RMB4,800,000 within 45 days since the Contract becomes effective.

Article 5 Acceptance and Guarantee

1.	Party A guarantees that the transferred blade technology license is obtained and owned legally, and has the right to transfer such rights and obligations as permitted under the original contract; and the technology did not infringe any rights of any third party, and Party A has not provided any warrant in any form such as establishing pledge on the technology before the signing of this contract.

2.	Party A is not a professional blade or wind turbine manufacturing company, while Party B is.

3.	Party B ensures to pay in full the transference fee of the Contract in a timely manner; and appropriately keep and use the technology, and fully inherit the rights and obligations of the rights holder under the Blade Technology License Contract after Party A delivers the blade technology materials.

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4.	Party A and Party B shall take such measures as necessary to ensure the confidentiality of blade technology under the Contract.

5.	Party B maintains a close relationship with German Aerodyn Energiesysteme GmbH and fully inherit the rights and obligations under the Blade Technology License Contract.

6.	Should Party B use the blade technology in such ways as exceed the scope set forth by the Blade Technology License Contract, it shall negotiate directly with German Aerodyn Energiesysteme GmbH and assume all the cost arising therefrom.

Article 6 Liability of Breach

1.	Party A and Party B shall appropriately execute their rights and fulfill their commitment to ensure the progress of the Contract. Should any force majeure occur or new laws and regulations are issued, both parties may, through consultations, close the Contract without bearing the liability of breach of contract.

2.	Should any party cause unilateral termination of the Contract, whose warranties or commitments are untrue, or who’s unable to fulfill all parts of the Contract, the party in breach shall bear liability of breach of the Contract.

3.	Should Party B be late in payment, it shall pay liquidated damages.

Article 7 Settlement of Dispute

1.	The establishment, execution, effectiveness and interpretation of the Contract are under the jurisdiction of the PRC Laws.

2.	Both parties shall settle any dispute caused by the establishment, execution or any other aspects of the Contract through consultation. Should consultation fails, the dispute shall be submitted to competent court.

Article 8 Modification and Termination of Contract

1.	The modification of the Contract shall be confirmed in writing through consultations of both parties.

2.	Should any of the following situations occur to cause the unnecessary or impossible execution of the Contract, both parties confirm that the Contract be terminated. The Contract shall be terminated for the following reasons:

(1)	The rights and obligations confirmed by both parties are fulfilled fully;

(2)	The unfulfillment of the Contract caused by force majeure;

(3)	The unnecessary or impossible execution of the Contract caused by any party’s severe breach of contract.

Article 9 Miscellaneous

1.	This Contract is in six copies, two of which are kept by contract registration and record department, two by Party A and two by Party B. The Contract will become effective immediately since the date of registration and recording, each of the copies is of equal validity.

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Party A: Zhongshan Mingyang Electrics Ltd.	Party B: Guangdong Ming Yang Wind Power Group Ltd.

Authorised representative:	Authorised representative: Zhang Chuanwei

Signature:	Signature:

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